Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the use in this Registration Statement on Form F-4 of our report dated December 8, 2003 relating to the financial statements of Cove Apparel, Inc., which appears in such Registration Statement. We also consent to the reference to us as experts in matters of accounting and auditing in this Registration Statement.
/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.
Santa Monica, CA
January 19, 2006

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